                                                                  Robert S. Kant
                                                                    602-263-2606

                                                             File No.: 31114-14


                                November 12, 1996


Styling Technology Corporation
One East Camelback Road
Suite 1100
Phoenix, Arizona  85012

                  RE:  REGISTRATION STATEMENT ON FORM S-1
                       STYLING TECHNOLOGY CORPORATION

Ladies and Gentlemen:

                  As legal counsel to Styling Technology Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, Registration No. 333-12469 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the shares of common stock of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Certificate of Incorporation of the Company, as amended to date;

                  B. The Bylaws of the Company;

                  C. The Registration Statement; and

                  D. The Resolutions of the Board of Directors of the Company relating to the organization of the Company and the approval of the filing of the Registration Statement and the transactions in connection therewith.

Styling Technology Corporation
November 12, 1996
Page 2


                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the Underwriting Agreement shall have been duly executed and delivered, and (c) the Shares have been duly issued, executed, authenticated, delivered, paid for and sold by the Company as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                               Very truly yours,

                                               O'Connor, Cavanagh, Anderson,
                                               Killingsworth & Beshears, P.A.